UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2012

FSB Community Bankshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

United States	000-52751	74-3164710
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (585) 223-9080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 - OTHER EVENTS

Item 8.01    Other Events.

On July 5, 2012, FSB Community Bankshares, Inc. (the “Company”), the parent company of Fairport Savings Bank (the “Bank”), issued a press release announcing that the Bank had completed its conversion and reorganization from a federally-chartered stock savings bank to a New York State-chartered savings bank effective as of June 29, 2012. On May 23, 2012, the Bank received regulatory approval from the New York State Department of Financial Services for its conversion, which was conditioned upon the Bank's receipt of approval by the Federal Deposit Insurance Corporation (“FDIC”) of its election to be treated as a savings association. The Bank received the requisite FDIC approval on June 29, 2012. In connection with the conversion of the Bank, the Company also received confirmation from the Office of the Comptroller of the Currency that its review of the conversion application was complete.  For more information, reference is made to the Company’s press release dated July 5, 2012, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB COMMUNITY BANKSHARES, INC.
DATE: July 5, 2012	By:	/s/ Dana C. Gavenda
Dana C. Gavenda
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 5, 2012

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